[COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Post-Effective Amendment No.1 to the Registration Statement of Cohen & Steers Equity Income Fund, Inc. on Form N-1A (File Nos. 33-30919 and 811-8287) of our report dated August 12, 1997, on our audit of the statement of assets and liabilities of Cohen & Steers Equity Income Fund, Inc. as of August 7, 1997, which report is included in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption 'Accountants' in the Statement of Additional Information.

                                           /s/ Coopers & Lybrand L.L.P.

New York, New York
November 5, 1997